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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44526, 333-95339 and 333-65693) pertaining to the 1998 Long-Term Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, the Directors' Stock Option Plan, as amended, and the Non-U.S. Stock Purchase Plan of MIPS Technologies, Inc. of our report dated July 15, 2000, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

/s/ Ernst & Young LLP

San Jose, California
September 21, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS